Exhibit 99.1



Case Name: Interstate Bakeries
Corporation & All Subsidiaries                          Case No: 04-45814-jwv-11
                                                                 ---------------

                  Consolidated Monthly Operating Report Summary
                  ---------------------------------------------
              For The Four Weeks Ended and as of November 18, 2006
              ----------------------------------------------------



REVENUE
-------
Gross Income                                                                                       $           222,315,731
Less Cost of Goods Sold                                                                                        110,877,903
             Ingredients, Packaging & Outside Purchasing                 $           58,270,148
             Direct & Indirect Labor                                                 40,650,812
             Overhead & Production Administration                                    11,956,943
Gross Profit                                                                                                   111,437,828
                                                                                                     ----------------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                                                        -
Selling & Delivery Employee Salaries                                                 51,217,602
Advertising and Marketing                                                             1,788,853
Insurance (Property, Casualty, & Medical)                                            10,351,131
Payroll Taxes                                                                         4,357,308
Lease and Rent                                                                        3,197,160
Telephone and Utilities                                                               1,058,445
Corporate Expense (Including Salaries)                                                6,941,515
Other Expenses                                                                       27,740,804 (i)
Total Operating Expenses                                                                                       106,652,818
                                                                                                     ----------------------
             EBITDA                                                                                              4,785,010
Restructuring & Reorganization Charges                                                3,520,903 (ii)
Depreciation and Amortization                                                         5,252,504
Abandonment                                                                             253,491
Other (Income)/Expense                                                               (1,041,244)
Gain/Loss Sale of Prop                                                                        -
Interest Expense                                                                      4,171,413
Operating Income (Loss)                                                                                        (7,372,057)
Income Tax Expense (Benefit)                                                           (226,183)
                                                                                                     ----------------------
Net Income (Loss)                                                                                  $           (7,145,874)
                                                                                                     ======================


CURRENT ASSETS
--------------
             Accounts Receivable at end of period                                                  $           148,030,076
             Increase (Decrease) in Accounts Receivable for period                                                 443,315
             Inventory at end of period                                                                         66,970,739
             Increase (Decrease) in Inventory for period                                                        (1,548,532)
             Cash at end of period                                                                              81,611,298 (iii)
             Increase (Decrease) in Cash for period                                                            (10,476,487)(iii)
             Restricted Cash                                                                                     7,606,296 (iv)
             Increase (Decrease) in Restricted Cash for period                                                   2,533,978

LIABILITIES
-----------
             Increase (Decrease) Liabilities Not Subject to Compromise                                          (2,500,521)
             Increase (Decrease) Liabilities  Subject to Compromise                                              1,082,768
             Taxes payable:
                  Federal Payroll Taxes                                  $            9,405,679
                  State/Local Payroll Taxes                                           4,417,341
                  State Sales Taxes                                                     615,008
                  Real Estate and Personal Property Taxes                            10,316,492
                  Other (see attached supplemental schedule)                          4,304,907
                  Total Taxes Payable                                                                           29,059,427



See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule for period ended
November 18, 2006




                             Description                                 Amount
                             -----------                                 ------

             Use Tax                                       $                        683,840
             Accr. Franchise Tax                                                  1,279,046
             Other Taxes                                                          2,342,021
                                                             -------------------------------
             Total Other Taxes Payable                     $                      4,304,907
                                                             ===============================


                                                                       6th period                           YTD
                                                                       ----------                           ---
(i) Other Expenses included the following items:
             Employee benefit costs                                              12,091,653                       80,662,124
             Facility costs (excluding lease expense)                             1,387,245                        6,660,084
             Distribution/transportation costs                                   10,949,535                       69,911,826
             Local promotional costs                                              1,386,095                        6,181,361
             Miscellaneous                                                        1,926,276                       12,616,816
                                                             ----------------------------------------------------------------
                                                           $                     27,740,804  $                   176,032,211
                                                             ===============================   ==============================


(ii) Restructuring and reorganization expenses for the period included:
             Restructuring expenses
                  (Gain)/loss on sale of assets                                  (1,374,974)                      (6,266,395)
                  Asset impairments                                               1,055,072                        1,078,947
                  Other                                                             216,124                        1,523,451
             Reorganization expenses
                 Professional fees                                                4,737,421                       18,455,112
                 Interest income                                                   (528,605)                      (1,721,441)
                 Adjustments to lease rejection expense                              (5,710)                          97,615
                KERP & restructuring bonus plans                                   (561,993)                         700,534
                 (Gain)/loss on sale of assets                                      (16,432)                        (824,946)
                                                             -------------------------------   ------------------------------
                                                           $                      3,520,903  $                    13,042,877
                                                             ===============================   ==============================



(iii) We have reclassified in accordance with GAAP our negative book cash balances for certain of the banks at which we maintain accounts. Included in accounts payable at November 18, 2006 are checks written in excess of bank balances totaling approximately $26.7 million. Accordingly, the ending cash balance of $81.6 million at November 18, 2006 is not reduced for these outstanding checks.

(iv) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession credit facility.

Note: Capital expenditures for the period totaled approximately $2.1 million. Fiscal year-to-date capital spending through November 18, 2006 totaled $12.4 million. These expenditure levels are significantly lower than historic capital spending levels prior to the commencement of the pending bankruptcy reorganization proceedings.

            EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                      CONSOLIDATED MONTHLY OPERATING REPORT
                          DATED AS OF NOVEMBER 18, 2006


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended November 18, 2006 and balances of and period changes in certain of the Company's accounts as of November 18, 2006, is unaudited and subject to year-end adjustment prior to the filing of the Company's 2007 Annual Report with the Securities and Exchange Commission (SEC). This MOR should be read in conjunction with the Company's first and second quarter 2007 Form 10-Qs that were filed with the SEC on December 21 and 22, 2006, respectively. This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR includes certain quarterly and year-to-date adjustments reflected upon review of major asset and liability accounts prior to the Company's filing of its first and second quarter fiscal 2007 Form 10-Qs. Final quarterly results for fiscal 2007 are included in these Form 10-Qs.

         Due to the timing impact of the foregoing, results for both prior periods and this period as presented in the MORs are not necessarily indicative of the actual results for such periods that would have been reported if all such matters were allocated to all periods in the appropriate quarter. Accordingly, each period reported in the MORs should not be viewed on a stand-alone basis, but rather in the context of previously reported financial results, including the Company's recently filed Form 10-Qs.

     3. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than in accordance with accounting principles generally accepted in the United States of America (GAAP). This MOR does not include certain financials statements and explanatory footnotes, including disclosures required under GAAP.

     4. As of November 18, 2006 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. As of November 18, 2006 there were $104.9 million of letters of credit outstanding under the debtor-in-possession credit facility. The amount of the credit facility available for borrowing was $77.0 million as of November 18, 2006. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder. (See Note 8 to the Company's financials statements included in the fiscal 2007 second quarter Form 10-Q for additional information.)

     5. On December 21, 2006 the Company filed its fiscal 2006 Annual Report on Form 10-K and its fiscal 2006 Quarterly Reports on Form 10-Q. These filings reflect certain adjustments to previously filed MORs for fiscal 2006 and represent the final release of financial results for the periods covered. We also filed our Quarterly Report on Form 10-Q for the first fiscal quarter of 2007 on December 21, 2006. On December 22, 2006 the Company filed its Quarterly Report on Form 10-Q for the second fiscal quarter of 2007. All of the financial reports noted herein and filed with the SEC should be read together and concurrently with this MOR for a comprehensive description of our current financial condition and operating results.